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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                        ______________________________

                                   FORM 8-K
                          _________________________

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                              September 24, 2004


                        CARRINGTON LABORATORIES, INC.
            ------------------------------------------------------
            (Exact name of Registrant as specified in its charter)



               Texas                     0-11997             75-1435663
   ----------------------------        ----------         ----------------
   (State or other jurisdiction        Commission         (I.R.S. Employer
 of incorporation or organization)     File Number       Identification No.)


         2001 Walnut Hill Lane
             Irving,  Texas                                   75038
 ----------------------------------------                   ----------
 (Address of principal executive offices)                   (Zip Code)


    Registrant's telephone number, including area code:  (972) 518-1300



              ----------------------------------------------------
              (Former name, former address and former fiscal year,
                          if changed since last report)


  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

  [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Section 1 - Registrant's Business and Operations

 Item 1.01. Entry into a Material Definitive Agreement.

      On August 6, 2004, Sabila Industrial, S.A. (the "Company"), a Costa Rica corporation and wholly-owned subsidiary of Carrington Laboratories, Inc. (the "Registrant"), entered into a Certificate of Pledge (the "Note") with Banco Credito Agricola de Cartago in the original principal amount of $350,000, which amount, together with accrued and unpaid interest thereon is due and payable in monthly installments, with the last such installment to occur on August 7, 2012. The original principal amount was funded to the Company on September 24, 2004. Amounts outstanding under the Note accrue interest at a prime-based rate, plus 2.50%, and the Company's obligations under the Note are secured by certain of the Company's equipment. The Note contains customary covenants and events of default.


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  CARRINGTON LABORATORIES, INC.



 Date: September 30, 2004         By:  /s/ Robert W. Schnitzius
                                  -------------------------------------
                                  Robert W. Schnitzius
                                  Chief Financial Officer